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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-49262 of The AES Corporation on Form S-8 of our report dated June 1, 2001, appearing in this Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
McLean, Virginia
June 29, 2001






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